INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-87445 of CompuDyne Corporation on Form S-8 of our report dated March 25, 2003, appearing in the Current Report on Form 8-K of CompuDyne Corporation for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP
Baltimore, Maryland
April 10, 2003